FOR IMMEDIATE RELEASE
February 15, 2007

ARMSTRONG WORLD INDUSTRIES, INC.
TO REVIEW STRATEGIC ALTERNATIVES

LANCASTER, PA., February 15, 2007 - Armstrong World Industries, Inc. (NYSE:AWI)
announced today that it has initiated a review of its strategic alternatives. AWI has retained Lazard
Freres & Co. LLC as its financial advisor and Weil, Gotshal & Manges LLP as its legal advisor to assist in this process.

The Armstrong World Industries, Inc. Asbestos Personal Injury Settlement Trust is the holder of approximately 66% of AWI's outstanding common shares and has retained Merrill Lynch as its financial advisor and Keating, Muething & Klekamp PLL and Kaplan, Strangis and Kaplan, P.A.
as its legal advisors.

There can be no assurance as to the likelihood, terms or timing of any transaction.

Contacts:
Investors: Beth Riley, bariley@armstrong.com, 717.396.6354
News Media: Meg Graham, magraham@armstrong.com, 866.321.6677

Armstrong Forward-Looking Statement
These materials may contain forward-looking statements within the meaning of the Private Securities
Litigation Reform Act. Such statements provide expectations or forecasts of future events. Our results could differ materially due to known and unknown risks and uncertainties, including: lower construction activity reducing our market opportunities; availability and costs for raw materials and energy; risks related to our international trade and business; business combinations among competitors, suppliers and customers; the loss of business with key customers; and other factors disclosed in our recent reports on Forms 10-K, 10-Q and 8-
K filed with the SEC. We undertake no obligation to update any forward-looking statement.

About Armstrong World Industries, Inc.
Armstrong World Industries, Inc. is a global leader in the design and manufacture of floors, ceilings and cabinets. In 2005, Armstrong's net sales totaled approximately $3.6 billion. Based in Lancaster, Pa.,
Armstrong operates 42 plants in 12 countries and has approximately 14,200 employees worldwide. More information about Armstrong is available at www.armstrong.com.